EXHIBIT 7.1

        Directors and Executive Officers of the Relevant Ashmore Parties
                             as of October 20, 2003

The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of the relevant Ashmore Parties is set forth below. Unless otherwise indicated, each occupation set forth opposite a director or executive officer's name refers to employment with AIML.

1.  ASHMORE INVESTMENT MANAGEMENT LIMITED

Name                    Present Principal Occupation or Employment
----                    ------------------------------------------
Directors
---------
Mark Coombs             Managing Director and Chairman of the
                           Investment Committee
Jon Moulton             Managing Partner, Alchemy Partners LLP, 20 Bedfordbury,
                           London WC2N 4BL, United Kingdom

Executive Officers
------------------
Mark Coombs             Managing Director and Chairman of the Investment
                           Committee


2.  ASHMORE GROUP LIMITED

Name                    Present Principal Occupation or Employment
----                    ------------------------------------------
Directors
---------
Mark  Coombs            Managing Director and Chairman of the Investment
                           Committee
Jules Green             Senior Portfolio Manager (Global & Easter Europe)
Jon Moulton             Managing Partner, Alchemy Partners LLP, 20 Bedfordbury,
                           London   WC2N  4BL, United Kingdom


3.  ASHMORE MANAGEMENT COMPANY LIMITED

Name                    Present Principal Occupation or Employment
----                    ------------------------------------------
Directors
---------
Mark Coombs             Managing Director and Chairman of the Investment
                           Committee
Nigel Carey             Partner, Carey Olsen, PO Box 98, 7 New Street,
                           St. Peter Port, Guernsey  G1Y 4B2, Channel Islands
John Roper              Retired Director General, Guernsey Financial Services
                           Commission, La Plaiderie Chambers, La Plaiderie, St. Peter Port, Guernsey GY1 1WG Channel Islands


4. ASHMORE GLOBAL SPECIAL SITUATIONS FUND LIMITED

Name                   Present Principal Occupation or Employment
----                   ------------------------------------------
Directors
---------
Mark Coombs            Managing Director and Chairman of the Investment
                          Committee,  Ashmore Investment Management Limited
Nigel Carey            Partner, Carey & Olsen, PO Box 98, 7 New Street,
                          St. Peter Port,  Guernsey G1Y 4B2, Channel Islands
Ashmore Management     Corporate Director, Arnold House, St. Julian's Avenue,
 Company Limited          St. Peter Port,  Guernsey GY1 3NF, Channel Islands


5. ASSET HOLDER PCC NO. 2 LIMITED RE: ASHMORE EMERGING ECONOMY PORTFOLIO

Name                   Present Principal Occupation or Employment
----                   ------------------------------------------
Directors
---------
Nigel Carey            Partner, Carey & Olsen, PO Box 98, 7 New Street,
                          St. Peter Port,  Guernsey G1Y 4B2, Channel Islands
John Roper             Retired Director General, Guernsey Financial Services
                          Commission, La Plaiderie Chambers, La Plaiderie,
                          St. Peter Port, Guernsey GY1 1WG Channel Islands
Ashmore Management     Corporate Director, Arnold House, St. Julian's Avenue,
 Company Limited          St. Peter Port, Guernsey GY1 3NF, Channel Islands